       As filed with the Securities and Exchange Commission on December 29, 2000
                                                     Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               FLUOR CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                 33-0927079
      (State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization)               Identification Number)

           One Enterprise Drive                           92656-2606
         Aliso Viejo, California                          (Zip Code)
 (Address of Principal Executive Offices)


                               FLUOR CORPORATION
                   2000 EXECUTIVE PERFORMANCE INCENTIVE PLAN
                               FLUOR CORPORATION
             2000 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full Title of the Plans)

                              LAWRENCE N. FISHER
                   Senior Vice President - Law and Secretary
                             One Enterprise Drive
                      Aliso Viejo, California 92656-2606
                    (Name and Address of Agent for Service)

                                 (949) 349-2000
         (Telephone Number, Including Area Code, of Agent for Service)

                                --------------

  Copies of all communications, including all communications sent to agent for service, should be sent to:

                               Ronald O. Mueller
                          Gibson, Dunn & Crutcher LLP
                    1050 Connecticut Avenue, NW, Suite 900
                             Washington, DC  20036
                                (202) 955-8500

====================================================================================================================================
                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                     Proposed Maximum       Proposed Maximum
      Title of Securities         Amount to be        Offering Price            Aggregate             Amount of
       to be registered            Registered            Per Share           Offering Price        Registration Fee
====================================================================================================================================
  Common Stock, par value
      $0.01 per share              12,120,000           $32.94 (1)           $399,232,800 (1)        $99,808.02
====================================================================================================================================

(1) Calculated solely for purposes hereof pursuant to Rules 457(c) and 457(h), and based upon the average of the high and low prices of the Common Stock of Fluor Corporation (New Fluor only) as reported on December 28, 2000.

================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Fluor Corporation, a Delaware corporation (the "Company" or "Registrant"), relating to 12,120,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") issuable pursuant to the Fluor Corporation 2000 Executive Performance Incentive Plan and the Fluor Corporation 2000 Restricted Stock Plan For Non-Employee Directors.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (1) The Company's Registration Statement on Form 10/A (Amendment No. 1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed on November 21, 2000, which includes a description of the Company's common stock.

     (2)  The Company's report on Form 8-K filed on December 7, 2000.

     All reports and other documents subsequently filed by the Company or pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein and any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.

     The validity of the securities of the Registrant being registered hereby has been passed upon by Lawrence N. Fisher, Senior Vice President - Law and Secretary of the Registrant. Mr. Fisher is an executive officer of the Registrant and holds both restricted and unrestricted shares of the Registrant's common stock. Mr. Fisher is also eligible to participate in the Fluor 2000 Executive Performance Incentive Plan.

Item 6.    Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Article Sixteen of the Registrant's Amended and Restated Certificate of Incorporation provides that the officers and directors of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL") (but in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Sixteen of the Registrant's Amended and Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

     Article Sixteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Registrant's Board of Directors.

     Indemnification provided for by Section 145 and Article Sixteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Sixteen permit the Registrant to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under Section 145.

     Article Sixteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days. Article Sixteen further provides that the Registrant bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Registrant elects to defend any such action. Article Fifteen of the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.    Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

      4.1 Amended and Restated Certificate of Incorporation of the Registrant, as in effect as of November 31, 2000 (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

      4.2 Bylaws of the Registrant, as amended, effective November 17, 2000 (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

      5 Opinion of Lawrence N. Fisher as to the legality of the securities registered hereby

      10.1 Fluor Corporation 2000 Executive Performance Incentive Plan (filed as Exhibit 10.3 to the Registrant's report on Form 8-K and incorporated herein by reference)

      10.2 Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors (filed as Exhibit 10.4 to the Registrant's report on Form 8-K and incorporated herein by reference)

      23.1  Consent of Independent Auditors

      23.2  Consent of Lawrence N. Fisher (contained in Exhibit 5)

      24    Powers of Attorney (included on Signature Page)


Item 9.  Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California on the 29th day of December, 2000.

                                       FLUOR CORPORATION

                                       By:  /s/ Lawrence N. Fisher
                                            ------------------------
                                       Lawrence N. Fisher
                                       Senior Vice President - Law and Secretary

     Each person whose signature appears below constitutes and appoints Lawrence
N. Fisher, Eric P. Helm, and Dean E. Miller, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed below by the following persons in the capacities indicated on December 29, 2000.

                    Signature                                                          Title
      PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR                            Director, Chairman of the Board and
                      /s/                                                       Chief Executive Officer
-------------------------------------------------------
               Philip J. Carroll, Jr.

            PRINCIPAL FINANCIAL OFFICER                                      Executive Vice President and
                      /s/                                                       Chief Financial Officer
-------------------------------------------------------
                  Ralph F. Hake

            PRINCIPAL ACCOUNTING OFFICER                                    Vice President and Controller

                      /s/
-------------------------------------------------------
                Victor L. Prechtl

                      /s/                                                               Director
-------------------------------------------------------
              Carroll A. Campbell, Jr.

                      /s/                                                               Director
-------------------------------------------------------
                 Peter J. Fluor

                      /s/                                                               Director
-------------------------------------------------------
                 David P. Gardner

                      /s/                                                               Director
-------------------------------------------------------
                Thomas L. Gossage

                      /s/                                                               Director
-------------------------------------------------------
                 Bobby R. Inman

                      /s/                                                               Director
-------------------------------------------------------
               Vilma S. Martinez

                      /s/                                                               Director
-------------------------------------------------------
                 Dean R. O'Hare

                      /s/                                                               Director
-------------------------------------------------------
                Robin W. Renwick

                      /s/                                                               Director
-------------------------------------------------------
               James O. Rollans

                      /s/                                                               Director
-------------------------------------------------------
                Martha R. Seger

                      /s/                                                               Director
-------------------------------------------------------
                James C. Stein


By: /s/ Eric P. Helm
    ----------------

Eric P. Helm

Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                    Sequentially
                                                                                      Numbered
 Exhibit No.                              Description                                   Page
-------------  ----------------------------------------------------------------    -------------
  4.1          Amended and Restated Certificate of Incorporation of the
               Registrant, as in effect on November 31, 2000 (filed as Exhibit
               3.1 to the Registrant's Registration Statement on Form 10/A
               (Amendment No. 1) and incorporated herein by reference)

  4.2          Bylaws of the Registrant, as amended effective
               November 17, 2000 (filed as Exhibit 3.2 to the Registrant's
               Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

  5 Opinion of Lawrence N. Fisher as to the legality of the securities registered hereby

  10.1         Fluor Corporation 2000 Executive Performance Incentive Plan
               (filed as Exhibit 10.3 to the Registrant's report on Form 8-K and incorporated herein by reference)

  10.2         Fluor Corporation 2000 Restricted Stock Plan for Non-Employee
               Directors (filed as Exhibit 10.4 to the Registrant's report on Form 8-K and incorporated herein by reference)

  23.1         Consent of Independent Auditors

  23.2         Consent of Lawrence N. Fisher (contained in Exhibit 5)

  24           Powers of Attorney (included on Signature Page)